AMENDED AND RESTATED
                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agree to the joint filing of a statement on Schedule 13D, including amendments thereto, with respect to the common stock, $.01 par value per share, of Wherehouse Entertainment, Inc., and further agree that this Amended and Restated Joint Filing Agreement be included as an exhibit to such filings; provided, that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Amended and Restated Joint Filing Agreement may be executed in any number of counterparts, all of which collectively shall constitute one and the same instrument.

Dated: April 9, 1999

                                      A&M INVESTMENT ASSOCIATES #3, LLC


                                      By:\s\ Bryan P. Marsal
                                          ----------------------
                                         Name: Bryan P. Marsal
                                         Title: Manager

                                      A&M INVESTMENT ASSOCIATES #4, LLC


                                      By:\s\ Bryan P. Marsal
                                          ----------------------
                                         Name: Bryan P. Marsal
                                         Title: Manager

                                      A&M INVESTMENT ASSOCIATES #8, LLC


                                      By:\s\ Bryan P. Marsal
                                          ----------------------
                                         Name: Bryan P. Marsal
                                         Title: Manager

                                      \s\ Antonio C. Alvarez, II
                                      -----------------------------------
                                      ANTONIO C. ALVAREZ, II

                                       \s\ Bryan P. Marsal
                                      -----------------------------------
                                      BRYAN P. MARSAL